EXHIBIT 10.23

Schedule of Warrants Issued in Connection with Series A 8% Convertible Preferred Stock

Date of Name of  Warrant Number  Expiration
Issuance Holder   No.  Shares  Date /Status

5/14/99 The Shaar Fund, Ltd A-1 300,000  5/14/2004
      Cancelled

5/14/99 Progressive Group A-2 150,000  5/14/2004

NOTE:  All share amounts and exercise
prices reflect pre-split values.